SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON,  D.C.  20549

                               FORM 8 - K

                             CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934






DATE OF REPORT (Date of earliest event reported)........April 13, 2000.....




 ...........Corning Natural Gas Corporation..................................
(Exact name of registrant as specified in its charter)




 .......New York....................0-643................16-0397420.........
(State or other jurisdiction    (Commission            (IRS Employer
  of incorporation              File Number)            Identification No.)

 .......330 W William Street, PO Box 58, Corning, NY 14830..................
(Address of principal executive offices)




 .......(607)936-3755......................................................
(Registrant's telephone number, including area code)




 ..........................................................................
(Former name or former address, if changed since last report.)



Item 4. Changes In Registrant's Certified Accountants

     KPMG LLP were previously the principal accountants for Corning Natural Gas Corporation. On April 13, 2000, the Board of Directors voted to terminate that firm's appointment as principal accountants and Deloitte & Touche LLP were engaged as principal accountants. On April 19, 2000 KPMG LLP's appoint-ment as principal accounts was terminated.

     In connection with the audits of the two fiscal years ended September 30, 199,1998 and through the date of termination (April 19, 2000), there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     The audit reports of KPMG LLP on the consolidated financial statements of Corning Natural Gas Corporation and subsidiary as of and for the years ended September 30, 1999 and 1998 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope, or accounting principles.


SIGNATURES:

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          CORNING NATURAL GAS CORPORATION
                                          --------------------------------
                                          (Registrant)

Date_____May 8, 2000______                 /S/
                                          -------------------------------
                                          Gary K. Earley, Treasurer

Date_____May 8, 2000______                 /S/
                                          ------------------------------
                                          Thomas K. Barry, Chairman of the
                                          Board, President and Chief Exective
                                          Officer.